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EXHIBIT 23.1

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Trinity Biotech plc Employee Share Option Plan 2003 of our report dated March 30, 2005 with respect to the consolidated financial statements and schedule of Trinity Biotech plc included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/Ernst & Young

Dublin, Ireland

April 25, 2005